CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No.1 to the Registration Statement on Form S-3/A (No. 333-253137) of Equitable Financial Life Insurance Company of our report dated March 1, 2021 relating to the consolidated financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
April 20, 2021

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